As filed with the Securities and Exchange Commission on July 21, 1998

                                                    Registration No.  _________

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               SILVER DINER, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                04-3234411
       (State or other jurisdiction of                 (I.R.S. Employer
       incorporation or organization)                  Identification No.)

                              11806 ROCKVILLE PIKE
                           ROCKVILLE, MARYLAND 20852
                                 (301)770-0333
          (Address of Principal Executive Offices, Including Zip Code)

        SILVER DINER, INC. 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                           (Full Title of the Plans)

                                ROBERT T. GIAIMO
                                   PRESIDENT
                              11806 ROCKVILLE PIKE
                           ROCKVILLE, MARYLAND 20852
                    (Name and Address of Agent for Service)
                                 (301) 770-0333
         (Telephone Number, Including Area Code, of Agent For Service)
                                    Copy to:
                           ARNOLD R. WESTERMAN, ESQ.
                        ARENT FOX KINTNER PLOTKIN & KAHN
                         1050 CONNECTICUT AVENUE, N.W.
                           WASHINGTON, DC 20036-5339

             -----------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                        Proposed             Proposed
                                       Amount            Maximum             Maximum             Amount of
      Title of Securities               to be        Offering Price         Aggregate          Registration
        to be Registered             Registered         Per Share         Offering Price            Fee
--------------------------------------------------------------------------------------------------------------
Common Stock, $0.00074 par value       75,000            $1.05               $78,750               $23
==============================================================================================================

(1) Pursuant to Rule 457(h)(1),based on the average of the high and low prices of the Common Stock reported in the NASDAQ National Market on July 14,
    1998 which is within five business days prior to the date of filing.


                                                                    Page 1 of 9
                                                        Exhibit Index on Page 6






         The purpose of this Form S-8 Registration Statement is to increase the number of shares of Registrant's Common Stock, $0.00074 par value (the
"Shares"), available for issuance under Registrant's 1996 Non-Employee Director
Stock Option Plan, as previously registered on Registrant's Form S-8
Registration Statement, File No. 333-18509, by 75,000 Shares to 150,000 Shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Registrant (formerly known as Food Trends Acquisition Corporation) agrees to furnish the information required by Part I, Items 1 and 2 to each participant as specified by Rule 428(b)(1). Such documents shall not be deemed to be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         1.       The Registrant's Annual Report on Form 10-K (File No.
                  000-24982) for the year ended December 28, 1997, filed on March 30, 1998.

         2.       The Registrant's Form 8-A Registration Statement (File No.
                  000-24982) filed pursuant to Section 12 of the Exchange Act, containing a description of the Registrant's common stock
                  ("Shares"), including any amendment or report filed for the purpose of updating such description.

         3.       The Registrant's Form 14-A (File No. 000-24982) Proxy
                  Statement filed on April 27, 1998.

         4. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended December 28, 1997.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.


                                                                    Page 2 of 9






ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Eighth of the Registrant's Certificate of Incorporation, as amended, provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the Delaware
General Corporation Law, and Article Eighth also provides that the Registrant may indemnify its directors and officers to the full extent permitted by the Delaware General Corporation Law.

         The Registrant has in effect a directors and officers liability insurance policy under which the directors and officers of the Registrant are insured against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers, subject to certain exclusions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See Exhibit Index on page 6.

ITEM 9.  UNDERTAKINGS

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement;

                           (i)  To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement
                  (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
                  Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange
Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                                                    Page 3 of 9





                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                                                    Page 4 of 9





                                   SIGNATURES

             -----------------------------------------------------


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 21st day of July, 1998.

                               SILVER DINER, INC.

                               By:      /s/ Robert Giaimo
                                        _________________________
                                        Robert Giaimo
                                        President and Chief Executive Officer

             -----------------------------------------------------

                               POWER OF ATTORNEY

             -----------------------------------------------------


         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert T. Giaimo and Daniel Brannan, and each of them his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration
Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated:


          Signatures                       Title                                     Date
          ----------                       -----                                     ----
/s/ Robert Giaimo                President, Chief Executive Officer and            July 21, 1998
-------------------------------- Director                                       -------------------
Robert Giaimo

/s/ Daniel Brannan               Vice President-Finance/Principal Financial        July 21, 1998
-------------------------------- Officer                                        -------------------
Daniel Brannan

/s/ Thomas McHale                Controller/Principal Accounting Officer           July 21, 1998
--------------------------------                                                -------------------
Thomas McHale

/s/ Catherine Britton            Director                                          July 21, 1998
--------------------------------                                                -------------------
Catherine Britton

/s/ Clinton Clark                Director                                          July 21, 1998
--------------------------------                                                -------------------
Clinton Clark

/s/ Ype Von Hengst               Director                                          July 21, 1998
--------------------------------                                                -------------------
Ype Von Hengst

/s/ Edward Kaplan                Director                                          July 21, 1998
--------------------------------                                                -------------------
Edward Kaplan

/s/ George Naddaff               Director                                          July 21, 1998
--------------------------------                                                -------------------
George Naddaff

/s/ Louis P. Neeb                Director                                          July 21, 1998
--------------------------------                                                -------------------
Louis P. Neeb

/s/ Charles Steiner              Director                                          July 21, 1998
--------------------------------                                                -------------------
Charles Steiner

/s/ Douglas M. Suliman           Director                                          July 21, 1998
--------------------------------                                                -------------------
Douglas M. Suliman


                                                                    Page 5 of 9


                                 EXHIBIT INDEX

             -----------------------------------------------------




Exhibits                                                                                         Page
--------                                                                                         ----
5.       Opinion of Arent Fox Kintner Plotkin & Kahn re:  validity of securities registered........6

23.      Consents of Experts and counsel:

         (a)      Consent of Reznick Fedder & Silverman (certified public accountants).............8
         (b)      Consent of Deloitte & Touche LLP (certified public accountants)..................9
         (c)      Consent of Arent Fox Kintner Plotkin & Kahn (counsel):  included in Exhibit 5

24.      Power of Attorney:  included on signature page


                                                                    Page 6 of 9